UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 8, 2013

EXPEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51447	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 108th Avenue NE

Bellevue, Washington 98004

(Address of principal executive offices) (Zip code)

(425) 679-7200

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On March 8, 2013, the aggregate amount of shares of the common stock of Expedia, Inc. (the “Company”) sold by the Company since December 31, 2012, the date of its last periodic report in sales made without registration under the Securities Act of 1933, as amended (the “Securities Act”), was brought to 1,342,872 shares upon completion of the acquisition of trivago GmbH (“trivago”) described below. Set forth below are the transactions in which the Company sold its common stock without registration under the Securities Act since December 31, 2012 as required to be disclosed under Item 3.02 of Form 8-K.

Exercise of Preemptive Rights by Liberty Interactive Corporation

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 27, 2011 (the “Liberty 8-K”), the Company has entered into an Amended and Restated Governance Agreement with Liberty Interactive Corporation (“Liberty”), dated as of December 20, 2011 (the “Governance Agreement”). Pursuant to the Governance Agreement, Liberty in certain circumstances has preemptive rights in connection with certain issuances by the Company of common stock that entitle it to purchase a number of common shares of the Company so that Liberty will maintain the identical ownership interest in the Company (subject to certain adjustments) that Liberty had immediately prior to such issuance (but not in excess of 20.01%). The foregoing is an abbreviated summary of such preemptive rights and is qualified in its entirety by the terms of the Governance Agreement. On January 28, 2013, Liberty delivered a notice to the Company exercising its preemptive rights under the Governance Agreement with respect to issuances by the Company of its common stock made from May 8, 2012 to December 27, 2012. On March 6, 2013, the Company issued 467,672 shares of its common stock to Liberty at a price per share of $54.04 and an aggregate value of approximately $25,272,995 pursuant to and in accordance with the Governance Agreement.

The sale and issuance of the shares to Liberty were required by the terms of the Governance Agreement and exempt from registration under Section 4(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(2) of the Securities Act and other applicable requirements were met. Neither the Company nor anyone acting on the Company’s behalf offered or sold these shares by any form of general solicitation or general advertising.

The description of the Governance Agreement contained in the Liberty 8-K is incorporated herein by reference.

Acquisition of trivago

On March 8, 2013, the Company completed its previously announced acquisition of a majority interest in trivago (the “Acquisition”). As part of the consideration paid by the Company in the Acquisition, the Company will issue an aggregate of 875,200 shares of its common stock (the “Company Shares”) to the three managing directors of trivago (the “Managing Sellers”) in exchange for the shares of trivago held by the Managing Sellers on a pro rata basis. The number of Company Shares was calculated based on an aggregate value of €42,632,216 using a thirty-day trailing average of closing trading prices and exchange rates prior to March 8, 2013.

The sale and issuance of the Company Shares in the Acquisition were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and Regulation S promulgated thereunder. The Managing Sellers represented their intention to acquire the Company Shares for investment only and not with a view to, or for sale in connection with, any distribution thereof and appropriate legends will be affixed to the certificates evidencing the Company Shares. The Managing Sellers further represented they are not U.S. persons and that they will only resell the Company Shares in accordance with the provisions of Regulation S. Neither the Company nor anyone acting on the Company’s behalf offered or sold the Company Shares by any form of general solicitation or general advertising.

The description of the Acquisition contained in the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2012 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 12, 2013, the Company issued a press release announcing the completion of the Acquisition. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

NOTE: The information furnished under Item 7.01 (Regulation FD Disclosure) of Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press release of Expedia, Inc., dated March 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

Date: March 12, 2013	By:	/s/ Robert J. Dzielak
	Name:	Robert J. Dzielak
	Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Expedia, Inc., dated March 12, 2013.